UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

BLINK LOGIC INC.

(Exact name of registrant as specified in its charter)

Nevada	001-05996	91-0835748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1038 Redwood Highway, Mill Valley, CA  94941

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (415)-389-1625

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on October 4, 2007, Blink Logic Inc. (f/k/a DataJungle Software Inc.) (the “Company”) issued and sold debentures having a total principal amount of $4,070,000 due September 28, 2009 (the “Debentures”) to Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, ena (the “Holders”) in a private placement.

Pursuant to a Letter Agreement, dated September 3, 2008, by and between the Company and the Holders (the “Letter Agreement”), the definition of “Monthly Redemption Amount” in Section 1 in the Debentures has been revised for each Holder.  In addition, the definition of “Monthly Redemption Date” in Section 1 of the Debentures has amended and restated as follows: “Monthly Redemption Date” means October 28, 2008, and the 28th calendar day of each month thereafter, and terminating upon the full redemption of this Debenture.”

The foregoing description of the Letter Agreement in regards to the Debentures does not purport to be complete and is qualified in its entirety by reference to this agreement which is attached as an exhibit to this Current Report and is incorporated into this Item by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following document is filed as an exhibit to this report:

10.1	Letter Agreement, dated September 3, 2008, by and among Blink Logic Inc., Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, ena

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK LOGIC INC.

September 4, 2008	By:	/s/ Larry Bruce
Larry Bruce
Chief Financial Officer

EXHIBIT INDEX

10.1	Letter Agreement, dated September 3, 2008, by and among Blink Logic Inc., Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, ena